UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant 

Check the appropriate box:
 Preliminary Proxy Statement
 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X Definitive Proxy Statement
 Definitive Additional Materials
 Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NFINANSE INC.
(Name of Registrant as Specified in Its Charter)

_____________________________
(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE ANNUAL MEETING OF STOCKHOLDERS OF NFINANSE INC. (the “Company”) will be held on Wednesday, May 25, 2011, at 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619 at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof (the “Annual Meeting”), for the following purposes:

1.	Election of three directors to the Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One);
2.	To amend the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock, par value $0.001, from 200,000,000 to 250,000,000 (Proposal Two);
3.	To amend the Company's Articles of Incorporation to increase the number of shares of "Blank Check" referred stock, par value $0.001, from 25,000,000 to 35,000,000 (Proposal Three);
4.
Approval of the amendment to the 2007 Omnibus Equity Compensation Plan to increase by 7,000,000 shares the number of shares of common stock authorized for issuance and transfer under the 2007 Omnibus Equity Compensation Plan and to increase the maximum aggregate number of shares of common stock that shall be subject to grants under the 2007 Omnibus Equity Compensation Plan to any individual during 2011 to 3,000,000 shares (Proposal Four);

5.	Ratification of the appointment of Baumann, Raymondo & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal Five); and
6.	Transaction of such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 31, 2011 are entitled to notice of and to vote at the Annual Meeting.

*****

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.

We have decided to mail paper copies of the Proxy Materials to our stockholders of record and to our beneficial owners.  Paper copies of the Proxy Materials will be mailed to stockholders beginning on or about April 19, 2011.

Thank you for your support.

By order of the Board of Directors,

/s/ Raymond P. Springer
April 15, 2011	Raymond P. Springer
Secretary

nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2011

INTRODUCTION

PROXY SOLICITATION AND GENERAL INFORMATION

This Proxy Statement (“Proxy Statement”) and the Proxy form are being furnished to holders of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), Series E Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”), (collectively, the “Preferred Stock”), and to the holders of common stock, par value $0.001 per share (which shares are referred to in this Proxy Statement collectively with the shares of the Preferred Stock  on an as-converted basis, as “Common Stock”), of nFinanSe Inc., a Nevada corporation (which is sometimes referred to in this Proxy Statement as the “Company,” “we,” or “us”), in connection with the solicitation of proxies by the Board of Directors of the Company (which is sometimes referred to in this Proxy Statement as “the Board” or “our Board”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 25, 2011, at 10:00 a.m., Eastern Daylight Time, at our principal executive offices, 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619, and any adjournments or postponements thereof. Holders of the Preferred Stock are entitled to vote their shares of Preferred Stock on an as-converted basis along with the holders of our Common Stock.

The Board has fixed the close of business on March 31, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting and may vote in person or by proxy.

The Board knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the Proxy form or their substitutes will vote such shares in accordance with their best judgment on such matters.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder.  Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders. Voting over the internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

Only stockholders as of the close of business on March 31, 2011 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 69,717,594 shares of Common Stock (consisting of 37,839,824 underlying shares of the Preferred Stock and 31,877,770 shares of Common Stock), outstanding and entitled to vote, with each share entitled to one vote. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the beneficial ownership of Common Stock by our directors, executive officers and stockholders known to us to own 5% or more of Common Stock.

REQUIRED VOTES

Each share of Common Stock entitles the holder to one vote on each matter presented for stockholder action.

Under applicable Nevada law, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the approval of the election of directors. In other words, the three persons nominated for director and receiving the most votes will be elected.  Please note that the New York Stock Exchange rules that guide how brokers vote your stock have changed.  The election of directors is no longer considered a “routine” matter under these rules.  Consequently, your brokerage firm or other nominee may no longer vote your shares with respect to Proposal One and the election of directors without specific instructions from you as to how to vote with respect to the election of each of the three nominees for director.  As such, abstentions and broker non-votes have no effect on the election of directors.

Under applicable Nevada law, the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock is required for (i) approval of the amendment to the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 200,000,000 to 250,000,000 (Proposal Two); and (ii) approval of the amendment to the Company's Articles of Incorporation to increase the number of shares of Preferred Stock from 25,000,000 to 35,000,000 (Proposal Three).

Under applicable Nevada law, the approval of the amendment to our 2007 Omnibus Equity Compensation Plan and the ratification of the Company’s appointment of its independent registered public accounting firm will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast in opposition.

In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote for Proposal One, Proposal Four and Proposal Five; however, abstentions will be counted as votes against Proposal Two and Proposal Three. In addition, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote for Proposal One, Proposal Four and Proposal Five; however, broker non-votes will be counted as votes against Proposal Two and Proposal Three.

VOTING OF PROXIES

If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or internet as described on the proxy card. If you submit your proxy via the internet, you may incur costs such as cable, telephone and internet access charges. Submitting your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations. The Board does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting. So far as is known to the Board, no other matters are to be brought before the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

You may revoke a proxy at any time before it is voted by filing with our Secretary a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

SOLICITATION OF PROXIES AND EXPENSES

We will bear the entire cost of the solicitation of proxies. We may engage the services of a proxy solicitation firm in the event we deem it necessary to obtain assistance in the distribution of and solicitation of proxies. Upon stockholder request, we will furnish hard copies of the solicitation materials to custodians holding in their names shares of Common Stock beneficially owned by others to forward to such requesting beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees and employees or agents of any proxy soliciting firm that we hire may supplement, by telephone, facsimile and letter or personal solicitation, the original solicitation of proxies by mail. We will not pay any additional compensation to directors, officers or other regular employees for such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2011 the number of shares and percentage of Common Stock owned by each of our named executive officers, each of our directors, our executive officers and directors as a group and each person known to us to beneficially own five percent or more of our Common Stock. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the conversion of Preferred Stock or the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2011 are considered outstanding . Unless otherwise indicated, the address of each person named in the table below is c/o nFinanSe Inc., 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage (2)

Jerry R. Welch (3)	3,523,136	10.0%
Chief Executive Officer and Chairman of the Board

Raymond P. Springer (4)	1,046,276	3.2%
Chief Financial Officer

Daniel W. Davis (5)	582,729	1.8%
Chief Technology Officer

Joseph D. Hudgins (6)	87,500	*
Director

Donald A. Harris (7)	3,283,477	9.9%
Director

Ernest W. Swift (8)	80,000	*
Director

Bruce E. Terker (9)	14,557,320	44.4%
Director

All current directors and executive officers as a group (seven persons) (10)	23,160,438	58.8%

Peter C. Morse (11) 392 South Beach Road Hobe Sound, FL 33455	3,502,663	9.9%

London Family Trust (12)	3,262,120	9.9%
212 Aurora Dr.
Montecito, CA 93108

Robert Berlacher (13)	3,305,519	9.9%
676 Church Road
Villanova, PA 19085

Northwood Capital Partners, LP (14)	3,376,000	9.9%
676 Church Road
Villanova, PA 19085

Porter Partners, LP (15)	3,261,192	9.9%
300 Drakes Landing Road, Suite 175
Greenbrae, CA 94904

Trellus Partners, LP (16)	3,325,189	9.9%
350 Madison Avenue 9th Floor
New York, NY 10017

Ballyshannon Partners, LP (17)	10,326,949	32.4%
1150 First Avenue, Suite 600 King of Prussia, PA 19086

Ballyshannon Family Partners, LP (18) 1150 First Avenue, Suite 600 King of Prussia, PA 19086	2,333,496	7.3%

Wistar Morris (19) 234 Broughton Lane Villanova, PA 19085	2,666,680	7.8%

George Stone (20) P.O. Box 673 Millwood, NY 10546	1,666,660	5.7%

Randall Katchis (21) P.O. Box 673 Millwood, NY 10546	1,666,660	5.7%

Gary L. Knutsen (22) 4201 Gulf Shore Blvd. N., #1601 Naples, FL 34103	2,333,340	6.8%

Richard B. Worley (23) 100 Front Street, Suite 900 West Conshohocken, PA 19428	1,833,330	5.4%

Douglas Rosenberg (24) 3030 Bridgeway, #214 Sausalito, CA 94965	3,502,663	9.9%

Thomas Curtin (25) One Metroplex Plaza, Suite 400 Birmingham, AL 35223	3,333,330	9.5%

Mark Boyer (26) 300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904	2,063,100	6.1%

* Less than 1%.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, or direct the voting of, such security or investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 31, 2011.

(2)
Percentage is based on shares of Common Stock outstanding as of March 31, 2011.  Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible into shares of Common Stock on a one-for-one basis; shares of Series D Preferred Stock and Series E Preferred Stock are convertible into shares of Common Stock on a one-for-ten basis (one preferred share converts to ten common shares); however, each holder of shares of Preferred Stock is blocked from converting such shares for Common Stock to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes) the number of shares of Common Stock then beneficially owned by such holder does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.  Other than 62,500 warrants held by Argosy Capital Group II, LP and 676,393 warrants held by Odyssey Capital Group, LP,  both affiliates of Mr. Terker, who is a member of our Board, all warrants issued in connection with the Preferred Stock contain the same effective blocking language. As such, the 69,717,594 shares of Common Stock outstanding as of March 31, 2011 and eligible to vote includes 2,804,257 shares of the 7,500,484 outstanding shares of Series A Preferred Stock; 71,270 shares of the 1,000,000 outstanding shares of Series B Preferred Stock; 1,440,317 shares of the 4,037,500 outstanding shares of Series C Preferred Stock; and 15,246,232  shares (as converted on a one-for-ten basis) of the 4,331,838 outstanding shares of Series D Preferred Stock and 18,277,748 shares (as converted on a one-for-ten basis) of the 4,317,839 outstanding shares of Series E Preferred Stock.

(3)
Includes 3,498,136 shares of Common Stock underlying options that are exercisable within 60 days of March 31, 2011 and 25,000 shares of Common Stock. Excludes 2,501,864 shares of Common Stock underlying options that are not exercisable within 60 days of March 31, 2011. Excludes 3,000,000 shares of Common Stock underlying options that were granted subject to stockholder approval of Proposal Four.

(4)
Includes 936,276 shares of Common Stock underlying options that are exercisable within 60 days of March 31, 2011, 10,000 shares of Common Stock and 10,000 shares of Series E Preferred Stock, convertible into 100,000 shares of Common Stock. Excludes 463,724 shares of Common Stock underlying options that are not exercisable within 60 days of March 31, 2011. Excludes 900,000 shares of Common Stock underlying options that were granted subject to stockholder approval of Proposal Four.

(5)
Includes 582,729 shares of Common Stock underlying options that are exercisable within 60 days of March 31, 2011.  Excludes 417,271 shares of Common Stock underlying options that are not exercisable within 60 days of March 31, 2011. Excludes 900,000 shares of Common Stock underlying options that were granted subject to stockholder approval of Proposal Four.

(6)	Comprised of 87,500 shares of Common Stock underlying options that are exercisable within 60 days of March 31, 2011. Mr. Hudgins is not running for re-election at the Annual Meeting.

(7)
Includes 1,946,752 shares of Common Stock, 27,024 shares of Series D Preferred Stock and 61,285 shares of Series E Preferred Stock (convertible into 270,248 and 612,850 shares of Common Stock, respectively) held by Five Star Partnership, LP and 48,060 shares of Common Stock and 1,104 shares of Series D Preferred Stock and 39,452 shares of Series E Preferred Stock (convertible into 11,045 and 394,522 shares of Common Stock, respectively) held by Mr. Harris personally. Excludes 90,567 shares of Series D Preferred Stock and 205,382 shares of Series E Preferred Stock (convertible into 805,672 and 2,053,820 shares of Common Stock, respectively) held by Five Star Partnership, LP and 3,701 shares of Series D Preferred Stock and 132,214 shares of Series E Preferred Stock (convertible into 37,015 and 1,322,148 shares of Common Stock, respectively) held by Mr. Harris personally.  Excludes 166,041 stock options Mr. Harris received as a member of the Company’s Board of Directors due to the blocking provision discussed in footnote 2.

(8)
Comprised of 70,000 shares of Common Stock underlying options that are exercisable within 60 days of March 31, 2011 and 10,000 shares of Common Stock.  Mr. Swift is not running for re-election at the Annual Meeting.

(9)	Beneficial ownership of Mr. Terker includes:

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
Ballyshannon Partners, LP	10,326,949	-	-	-	-	-	-	10,326,949
Argosy Capital Group II, LP	736,819	-	-	-	-	-	62,500	799,319
Ballyshannon Family Partnership, LP	2,333,496	-	-	-	-	-	-	2,333,496
Odyssey Capital Group	-	-	-	-	-	-	676,393	676,393
Cindy Terker	124,497	-	-	-	-	-	-	124,497
Terker IRA	112,500	-	-	-	-	-	-	112,500
Bruce E Terker-director options	-	-	-	-	-	-	181,041	181,041
Insignia Partners LP	3,125	-	-	-	-	-	-	3,125
Total	13,637,386	-	-	-	-	-	919,934	14,557,320

Beneficial ownership of Mr. Terker excludes (See the blocking provisions in footnote 2):

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
Ballyshannon Partners, LP	-	1,576,308	150,000	225,000	6,071,770	2,666,670	-	10,689,748
Argosy Capital Group II, LP	-	606,721	-	125,000	-	-	-	731,721
Ballyshannon Family Partnership, LP	-	457,743	16,667	225,000	1,023,630	333,330	-	2,056,370
Odyssey Capital Group		-	-	-	343,060	-	-	343,060
Cindy Terker	-	-	-	50,000	113,330	51,670	-	215,000
Terker IRA	-	-	-	250,000	-	-	-	250,000
Insignia Partners LP	-	-	-	-	-	-	-	-
Total	-	2,640,772	166,667	875,000	7,551,790	3,051,670	-	14,285,899

Mr. Terker has sole voting and dispositive power over the securities held by Ballyshannon Partners, LP, Ballyshannon Family Partnership, LP, Odyssey Capital Group, LP, Insignia Partners LP and Argosy Capital Group II, LP. Mr. Terker disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein. Excluded shares of Preferred Stock are due to the blocking provision discussed in footnote 2.

(10)
Includes 15,667,198 shares of Common Stock, 5,355,682 shares of Common Stock underlying options that are exercisable within 60 days of March 31, 2011, 738,893 shares of Common Stock underlying warrants (all beneficially held by Mr. Terker), 28,129 shares of Series D Preferred Stock and 110,737 shares of Series E Preferred Stock, which are immediately convertible on a one-for-ten basis into 281,293 and 1,107,372 shares of Common Stock, respectively.

(11)
Includes 166,667 shares of Series D Preferred Stock and 166,667 shares of Series E Preferred Stock, which are immediately convertible into 1,666,670 and 1,666,670 shares of Common Stock, respectively, and includes 169,223 warrants to purchase Common Stock which are exercisable within 60 days of March 31, 2011.  Excludes 1,497,347 warrants to purchase Common Stock which are not immediately exercisable into shares of Common Stock due to the blocking provisions discussed in footnote 2 above.

(12)
Includes 2,189,180 shares of Common Stock held by the Robert S. London TTEE London Family Trust, and 1,072,940 shares of Series A Preferred Stock held by the London Family Trust, which are immediately convertible into shares of Common Stock on a one-for-one basis. Excludes 177,690 shares of Series A Preferred Stock which are not immediately convertible into shares of Common Stock due to the provision discussed in footnote 2. Robert S. London has voting and dispositive power over the securities held by the Robert S. London TTEE London Family Trust. Mr. London disclaims beneficial ownership of the securities held by this entity except for his pecuniary interest therein.

(13)	Beneficial ownership of Mr. Berlacher includes:

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
Cabernet Partners, LP	218,304	20,066	-	-	-	-	-	238,370
Chardonnay Partners LP	131,968	12,739	-	-	13,322	-	-	158,029
Northwood Capital Partners LP	1,152,763	79,082	-	13,322	178,705	621,692	-	2,045,564
Julie Berlacher	283,301,	20,108	-	-	-	-	-	303,409
Lancaster Investment Partners LP	-	-	-	6,661	130,963	333,050		470,674
Robert Berlacher IRA	7,875	-	-	1,665	13,322	66,611		89,473
Robert Berlacher-director options	-	-	-	-	-	-		-
Total	1,794,211	131,995	-	21,648	336,312	1,021,353	-	3,305,519

Beneficial ownership of Mr. Berlacher excludes (See the blocking provisions in footnote 2):

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
Cabernet Partners, LP	-	130,599	-	-	-		-	130,559
Chardonnay Partners LP	-	82,866	-	-	86,678	-	100,000	269,564
Northwood Capital Partners LP	-	514,543	-	86,678	1,162,725	4,044,978	2,249,763	8,058,687
Julie Berlacher	-	130,830	-	-	-	-	50,000	180,830
Lancaster Investment Partners LP		-	-	43,339	852,097	2,166,960	1,674,727	4,737,123
Robert Berlacher IRA		-	-	10,835	86,678	433,399	106,250	637,162
Robert Berlacher-director options	-	-	-	-	-	-	10,000	10,000
Total	-	858,818	-	140,852	2,188,178	6,645,337	4,190,740	14,023,925

Robert Berlacher has voting and dispositive power over the securities held by Cabernet Partners, LP, Chardonnay Partners LP, Lancaster Investment Partners, LP and Northwood Capital Partners, LP.  Mr. Berlacher disclaims beneficial ownership of the shares held by Julie T. Berlacher, except for his pecuniary interest therein.  Mr. Berlacher served as a director of the Company between March 1, 2007 and October 25, 2007.

(14)
Includes 1,152,763 shares of Common Stock and includes 196,930 shares of Series A Preferred Stock, 33,174 shares of Series C Preferred Stock, which are immediately convertible into shares of Common Stock on a one-for-one basis, and 44,500 shares of Series D Preferred Stock and 154,812 shares of Series E Preferred Stock, which are immediately convertible into 445,007 and 1,548,126 shares of Common Stock, respectively.  Excludes 396,695 shares of Series A Preferred Stock, 66,826 shares of Series C Preferred Stock, 89,642 shares of Series D Preferred Stock and 311,854 shares of Series E Preferred Stock (convertible into 896,423 and 3,118,544 shares of Common Stock, respectively), and 2,249,763 warrants to purchase Common Stock which are not immediately convertible or exercisable into shares of Common Stock due to the blocking provisions described in footnote 2 above. Mr. Berlacher has voting and dispositive power over the securities held by Northwood Capital Partners, LP.  Mr. Berlacher served as a director of the Company between March 1, 2007 and October 25, 2007.

(15)	Beneficial ownership includes:

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
EDJ Limited	267,368	13,078	-	5,951	79,270	39,674	-	405,341
Jeffrey Porter	13,125	-	-	-	-	-	-	13,125
Porter Partners, LP	1,633,835	54,884	-	25,788	413,433	304,168	-	2,432,108
Ben Joseph Partners	100,000	-	-	7,935	66,123	18,514	-	192,572
Porter Family Living Trust	183,301	11,977	-	-	12,189	10,579	-	218,046
Total	2,197,629	79,939	-	39,674	571,015	372,935	-	3,261,192

Beneficial ownership excludes (See the provisions in footnote 2):

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
EDJ Limited	-	151,742	-	69,049	919,750	460,326	1,614,020	3,214,887
Jeffrey Porter	-	-	-	-	-	-	-	-
Porter Partners, LP	-	636,796	-	299,212	4,796,937	3,529,162	6,077,870	15,339,977
Ben Joseph Partners	-	-	-	92,065	767,207	214,816	933,330	2,007,418
Porter Family Living Trust	-	139,961	-	-	141,421	122,751	-	403,133
Total	-	927,499	-	460,326	6,625,315	4,327,055	8,625,220	20,965,415

Jeffrey Porter has voting and dispositive power over the securities held by EDJ Limited, Porter Partners, LP, Ben Joseph Partners and the Porter Family Living Trust. Mr. Porter disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(16)	Beneficial ownership includes:

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
Trellus Small Cap Opportunity Offshore Fund Limited	18,517	-	-	-	-	-	-	18,517
Trellus Partners II, LP	67,710	-	1,031	2,993	30,307	-	-	102,041
Trellus Small Cap Opportunity Fund, LP	143,882	-	5,536	14,967	60,614	-	-	224,999
Trellus Partners, LP	1,183,547	3,934	28,584	46,183	883,576	570,158	-	2,215,982
Trellus Offshore Fund, Ltd.	201,533	4,618	36,119	21,381	-	-	-	263,650
Total	1,615,188	8,552	71,270	85,524	974,497	570,158	-	3,325,189

Beneficial ownership excludes (See the provisions in footnote 2):

Shares held by:	Common	Series A	Series B	Series C	Series D	Series E	Warrants exercisable within 60 days of March 31, 2011	Total
Trellus Small Cap Opportunity Offshore Fund Limited	-	-	-	-	-	-	362,864	362,864
Trellus Partners II, LP	-	-	11,019	32,007	324,063	-	381,510	748,599
Trellus Small Cap Opportunity Fund, LP	-	-	59,194	160,033	648,126	-	948,024	1,815,377
Trellus Partners, LP	-	42,066	305,639	493,817	9,447,774	6,096,512	12,208,013	28,593,821
Trellus Offshore Fund, Ltd.	-	49,382	386,211	228,619	-	-	69,049	733,261
Total	-	91,448	762,063	914,476	10,419,963	6,096,512	13,969,460	32,253,922

Adam Usdan has sole voting power and dispositive power over the securities held by Trellus Offshore Fund Ltd., Trellus Partners, L.P., Trellus Small Cap Opportunity Fund, L.P. Trellus Partners II, L.P. and Trellus Small Cap Opportunity Offshore Fund Limited.  Mr. Usdan disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(17)
Includes 10,326,949 shares of Common Stock and excludes 1,576,308 shares of Series A Preferred Stock, 150,000 shares of Series B Preferred Stock, 225,000 shares of Series C Preferred Stock and 607,177 shares of Series D Preferred Stock and 206,667 shares of Series E Preferred Stock (convertible into 6,071,770 and 2,066,670 shares of Common Stock, respectively) all of which are not convertible due to the blocking provisions in footnote 2 above.

(18)
Includes 2,333,496 shares of Common Stock and excludes 457,743 shares of Series A Preferred Stock, 16,667 shares of Series B Preferred Stock, 225,000 shares of Series C Preferred Stock, 102,363 shares of Series D Preferred Stock and 33,333 shares of Series E Preferred Stock (convertible into 1,023,630 and 333,330 shares of Common Stock, respectively) all of which are not convertible due to the blocking provisions in footnote 2 above.

(19)
Includes 400,000 shares of Common Stock, 133,334 shares of Series D Preferred Stock, which are immediately convertible into 1,333,340 shares of Common Stock on a one-for-ten basis and includes 933,340 warrants to purchase Common Stock that are exercisable within 60 days of March 31, 2011.

(20)
Includes 83,333 shares of Series D Preferred Stock, which are immediately convertible into 833,330 shares of Common Stock on a one-for-ten basis, and includes 833,330 warrants to purchase Common Stock that are exercisable within 60 days of March 31, 2011.

(21)
Includes 83,333 shares of Series D Preferred Stock, which are immediately convertible into 833,330 shares of Common Stock on a one-for-ten basis, and includes 833,330 warrants to purchase Common Stock that are exercisable within 60 days of March 31, 2011.

(22)
Includes 66,667 shares of Series D Preferred Stock and 100,000 shares of Series E Preferred Stock, which are immediately convertible into 666,670 and 1,000,000 shares of Common Stock on a one-for-ten basis , respectively, and includes 666,670 warrants to purchase Common Stock that are exercisable within 60 days of March 31, 2011.

(23)
Includes  50,000  shares of Series D Preferred Stock and 83,333 shares of Series E Preferred Stock, which are immediately convertible into 500,000 and 833,330 shares of Common Stock on a one-for-ten basis, respectively, and includes 500,000 warrants to purchase Common Stock that are exercisable within 60 days of March 31, 2011.

(24)
Includes 483,333 shares of Series E Preferred Stock, which are immediately convertible into 3,502,663 shares of Common Stock, on a one-for-ten basis and excludes 133,066 shares of Series E Preferred Stock (convertible into 1,330,667 shares of Common Stock) which are not convertible due to the blocking provision in footnote 2 above.

(25)
Includes  83,333 shares of Series D Preferred Stock and 166,667 shares of Series E Preferred Stock, which are immediately convertible into 833,330 and 1,666,670 shares of Common Stock on a one-for-ten basis, respectively, and 833,330 warrants to purchase Common Stock that are exercisable within 60 days of March 31, 2011.

(26)
Includes 63,100 shares of Common Stock and 100,000 shares of Series E Preferred Stock (convertible into 1,000,000 shares of Common Stock) held by ROI Capital Management Inc. Defined Benefit Pension Plan and 100,000 shares of Series E Preferred Stock (convertible into 1,000,000 shares of Common Stock) held by Mr. Boyer personally.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Board is elected annually to serve until the next annual meeting of stockholders and until the directors’ successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy Form is marked to the contrary, all proxies properly submitted electronically or validly executed hard copy proxies received by mail will be voted FOR the election of the three nominees named below. All three of the nominees named below are currently members of the Board.  While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors.  Joseph D. Hudgins and Ernest W. Swift are currently members of the Board; however, neither are running for re-election at the Annual Meeting.  Both Messrs. Hudgins and Swift have decided not to run for re-election due to personal reasons; neither have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Directors Nominated For Re-Election

Name, Age and Occupation	Director Since	Present Term Expires

Jerry R. Welch (60)
Chief Executive Officer and Chairman of the Board

Mr. Welch joined the Company on September 5, 2006 as Chief Executive Officer. On January 29, 2007, Mr. Welch was also appointed to the role of Chairman of the Board. Mr. Welch was the Chairman of the Board of Picture People Inc., a chain of 320 portrait studios, from October 2005 until October 2006. From 1995 through 2005, Mr. Welch served as CEO of FAO Schwarz Inc. and its predecessor companies, which filed for reorganization under Chapter 11 of the United States Bankruptcy Code in January 2003 and in December 2003.

Mr. Welch’s intimate knowledge of the Company, by virtue of his service as Chief Executive Officer, enables him to provide valuable insight regarding our operations and personnel.  In addition, his extensive industry experience, coupled with previous service as an officer of a public company, brings valuable observations to the Board on a broad range of matters relating to company operations and regulatory issues.
	2006	2011

Bruce E. Terker (56) Director, Compensation Committee Member Mr. Terker is a founder of Ballyshannon Partners, L.P., a venture capital and private equity firm which was formed in 1993 and Odyssey Capital Group, a private equity and real estate firm formed in 1989. Mr. Terker was co-founder of Geewax, Terker and Company, a registered investment advisor catering to the institutional investor marketplace. Mr. Terker’s extensive financial and entrepreneurial experience provides the Board with valuable analysis and insight.	2007	2011

Donald A. Harris (58)
Director, Audit Committee Member

Mr. Harris has been the President of 1162 Management, the General Partner of 5 Star Partnership, a private equity firm, since June 2006. Prior to then, Mr. Harris was Chairman and Chief Executive Officer of UbiquiTel Inc., an exclusive provider of Sprint digital wireless mobility communications network products and services. Mr. Harris has more than 20 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc. and a former senior vice president of Comcast Corporation. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

Mr. Harris’ extensive financial and private equity experience provides valuable insights to the Audit Committee and the Board.  Further, his previous service as an officer of a public company brings valuable observations to the Board on a broad range of matters relating to public company regulatory matters.
2009	2011

Directors Not Running For Re-Election

Joseph D. Hudgins (56)
Director, Compensation Committee Chairman

Mr. Hudgins has over 28 years of experience in the banking industry. Mr. Hudgins is Executive Vice President of First National Bank of Pennsylvania in Sarasota, where he manages operations in Florida. Mr. Hudgins was Senior Vice President - Senior Commercial Real Estate Lender at First Third Bank of Florida from January 2005 to August 2005 and was President and Chief Executive Officer at First National Bank of Florida from January 2001 through December 2004. Mr. Hudgins was President of First National Bank of Florida (formerly known as West Coast Branch) from 1992 through 2003.

Mr. Hudgins’s extensive financial experience provides valuable insights to the Board.  In addition, his experience at several banking institutions enables him to share with the Board considerable knowledge regarding banking, finance and other industry trends.  Mr. Hudgins is not running for re-election.
2005	2011

Ernest W. Swift (65)
Director, Audit Committee Chairman

Mr. Swift is a Professor Emeritus of Finance at the J. Mack Robinson College of Business at Georgia State University, where he taught in the Finance Department for 27 years.  Since his retirement from Georgia State University in 2002, Mr. Swift has served as a Principal Consultant at Northern Light Consulting, a financial services training and consulting firm.

Mr. Swift’s extensive financial knowledge provides valuable insight and contribution to both the Audit Committee and the Board.  In addition, his experience at Northern Light Consulting provides the Board his insight into the financial services industry.  Mr. Swift is not running for re-election.
2007	2011

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES TO THE COMPANY’S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL ONE).

PROPOSAL TWO - AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.001, FROM 200,000,000 TO 250,000,000 SHARES

GENERAL

The Board has approved and is recommending to stockholders a proposal to amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 to 250,000,000 shares.

PURPOSES AND EFFECTS OF THE PROPOSAL

The proposed increase in authorized Common Stock has been recommended by the Board to assure that an adequate supply of authorized, unissued shares of Common Stock is available for general corporate needs and to provide the Board with the necessary flexibility to issue Common Stock in connection with acquisitions, merger transactions or financings without the expense and delay incidental to obtaining stockholder approval of an amendment to the Articles of Incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which our securities may then be listed. The additional authorized shares of Common Stock may be used for such purposes as financing of an acquisition or business combination, stock dividends, and employee, executive and director equity compensation plans. Such shares of Common Stock would, however, be available for issuance by the Company without further action by the stockholders, unless required by applicable law. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

Importantly, because the Company has historically operated at a loss and its cash flows have been insufficient to support its working capital requirements, the Company has relied upon its ability to conduct private placements of equity to finance its operations.  During the past several years, the private placements have principally involved the sale of a series of preferred stock that is convertible into Common Stock.  The additional authorized shares of Common Stock will allow the Company to conduct future private placements of equity, if needed. Additionally, as part of the Company’s ongoing efforts to attract, retain and motivate top quality management and employees, Proposal Three requests stockholder approval to increase the number of shares of Common Stock authorized for issuance or transfer under the 2007 Omnibus Equity Compensation Plan from 13,800,000 shares to 20,800,000 shares, which is an increase of 7,000,000 shares. The increase in available shares of Common Stock under the 2007 Omnibus Equity Compensation Plan will require an issuance of shares greater than the number of shares that the Company is currently authorized to issue when considering the capitalization of the Company on a fully diluted basis. Therefore the Company's ability to reserve and issue the additional shares of Common Stock under the Proposal Three is dependent upon stockholder approval of this Proposal Two.

When issued, any additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

Except as disclosed above, the Company does not presently have any definitive plans, arrangements or understandings with respect to the issuance of any of the newly authorized shares of Common Stock; however, as stated above, the proposed increase in the Common Stock the Company is authorized to issue has been recommended by the Board to assure that an adequate supply of authorized, unissued shares of Common Stock is available for general corporate needs and to provide the Board with the necessary flexibility to issue Common Stock in connection with private placements of equity securities, acquisitions, merger transactions or financings without the expense and delay incidental to obtaining stockholder approval of an amendment to the Articles of Incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which our securities may then be listed.

The issuance of additional shares of Common Stock may furthermore, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and would likely reduce the percentage ownership of Common Stock by existing stockholders.

If the proposed amendment to our Articles of Incorporation as outlined this Proposal Two is approved by the stockholders, the Board will cause a Certificate of Amendment to our Articles of Incorporation to be filed with the Secretary of State of Nevada, and such Certificate of Amendment will be effective upon its filing. Such Certificate of Amendment shall be in the form attached hereto as Exhibit A (the "Certificate of Amendment"). Please note that the Certificate of Amendment attached hereto as Exhibit A assumes that all proposals in this Proxy Statement will be adopted by stockholders. If the stockholders do not adopt this proposal, the language in the Certificate of Amendment reflecting this proposal (which is reflected in Section 3(i) of the Certificate of Amendment) will not be included in the Certificate of Amendment when filed with the Secretary of State of Nevada.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.001, FROM 200,000,000 TO 250,000,000. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. (PROPOSAL TWO)

PROPOSAL THREE - AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF "BLANK CHECK" PREFERRED STOCK, PAR VALUE $0.001, FROM 25,000,000 TO 35,000,000

GENERAL

The Board has approved and is recommending to stockholders a proposal to amend the Company's Articles of Incorporation to increase the number of shares of "blank check" Preferred Stock from 25,000,000 to 35,000,000.

PURPOSES AND EFFECTS OF THE PROPOSAL

The term "blank check" refers to our Preferred Stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined at a later time by the Board upon issuance. The Company received stockholder approval for 25,000,000 shares of “blank check” Preferred Stock in November 2006 and has since issued 24,997,190 shares in equity offerings.  The authorization of the increase in “blank check" Preferred Stock would permit the Board to authorize and issue additional Preferred Stock from time to time in one or more series, if necessary. Subject to the provisions of the Company's Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Company and its stockholders.

This amendment to the Company's Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue additional shares of Preferred Stock on such terms and conditions as the Board of Directors deems to be in the best interests of the Company and its stockholders, and, as such, would provide the Company with financial flexibility in meeting future capital requirements through future offerings of Preferred Stock.

The Company has historically operated at a loss and its cash flows have been insufficient to support its working capital requirements. The Company has historically issued Preferred Stock as a means of obtaining capital as an alternative to high-yield debt offerings or bank loans. Other uses of Preferred Stock may include, without limitation, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets. The Company may also explore options related to exchanging Preferred Stock for currently outstanding Common Stock.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote on and approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. This increase of authorized Preferred Stock has not, however, been proposed for an anti-takeover-related purpose and we have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our voting stock. This Proposal Three is not part of any plan by the Company to adopt a series of amendments to its Articles of Incorporation or Bylaws so as to render the takeover of the Company more difficult. Moreover, we are not submitting this Proposal Three to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Board.

The issuance of additional shares of Common Stock upon any conversions of Preferred Stock may furthermore, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and would likely reduce the percentage ownership of Common Stock by existing stockholders.

If the proposed amendment to our Articles of Incorporation outlined in Proposal Three is approved by the stockholders, the Board will cause a Certificate of Amendment to our Articles of Incorporation to be filed with the Secretary of State of Nevada, and such Certificate of Amendment will be effective upon its filing. Such Certificate of Amendment shall be in the form attached hereto as Exhibit A. Please note that the Certificate of Amendment attached hereto as Exhibit A assumes that all proposals in this Proxy Statement will be adopted by stockholders. If the stockholders do not adopt this proposal, the language in the Certificate of Amendment reflecting this proposal (which is reflected in Section 3(ii) of the Certificate of Amendment) will not be included in the Certificate of Amendment when filed with the Secretary of State of Nevada.

At this time, the Company has no plans or arrangements to offer or sell shares of the additional Preferred Stock contemplated by this proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF "BLANK CHECK" PREFERRED STOCK, PAR VALUE $0.001, FROM 25,000,000 TO 35,000,000. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES (PROPOSAL THREE).

PROPOSAL FOUR - APPROVAL OF THE AMENDMENTS TO THE 2007 OMNIBUS EQUITY COMPENSATION PLAN  TO INCREASE BY 7,000,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE AND TRANSFER  UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN AND TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT SHALL BE SUBJECT TO GRANTS UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN TO ANY INDIVIDUAL DURING 2011 TO 3,000,000 SHARES

On January 27, 2011, our Board adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”) that would increase the total number of shares of Common Stock authorized for issuance or transfer under the Plan from 13,800,000 shares to 20,800,000 shares, which is an increase of 7,000,000 shares.  In addition, on January 27, 2011, our Board approved, subject to stockholder approval at the Annual Meeting, the grant of stock options under the Plan to certain of the Company’s officers.  The Company’s officers received stock options to purchase an aggregate of 6,850,000 shares (“2011 Option Awards”), including a grant of an option to purchase 3,000,000 shares to Jerry R. Welch, our Chief Executive Officer (the “Welch Grant”).  In connection with the Welch Grant, our Board adopted, also subject to stockholder approval at the Annual Meeting, certain amendments to the Plan to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during the 2011 calendar year to 3,000,000 shares.  Our Board has directed that the proposal regarding the amendments to the Plan discussed herein should be submitted to our stockholders for their approval at the Annual Meeting.  Our stockholders are being asked to approve the amendments to the Plan.  A copy of the proposed amendments to the Plan is attached hereto as Exhibit B.

Stockholder approval of the amendments to the Plan to increase the shares authorized for issuance or transfer under the Plan and to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during the 2011 calendar year is being sought (i) so that compensation attributable to grants under the Plan may continue to qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of “Section 162(m)” under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) to provide for the 2011 Option Awards, including the Welch Grant.

Our Board believes that the number of shares currently available for issuance or transfer under the Plan is insufficient in view of the 2011 Option Awards.  As previously discussed, the 2011 Option Awards are subject to stockholder approval of this Proposal Four.  Our Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the Plan.  In addition, our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, advisors, consultants and non-employee directors the opportunity to acquire or increase their proprietary interests in us.

Section 4(b) of the Plan currently provides that the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in the Plan.  The Welch Grant exceeds the maximum annual individual allocation limit set forth in Section 4(b) of the Plan.  In addition to seeking stockholder approval of the increase in the number of shares as discussed above, notwithstanding the restriction set forth in Section 4(b) of the Plan, we are seeking stockholder approval of the Welch Grant and additional amendments to the Plan to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during the 2011 calendar year to 3,000,000 shares.  This increase applies only to grants under the Plan during the 2011 calendar year; the 1,000,000 share limit set forth in Section 4(b) of the Plan will continue to apply for calendar years after 2011.

As of March 31, 2011, the Company had 12,474,605 options outstanding with a weighted average exercise price of $0.77 and a weighted average remaining term of 8.9 years.  If the stockholders do not approve the amendments to the Plan, the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan shall remain 13,800,000 and the 2011 Option Awards will be null and void.  Additionally, the amendment to the Plan necessitates that underlying sufficient authorized Common Stock is available for this purpose.  If Proposal Two to amend the number of shares of Common Stock authorized to be issued from 200,000,000 to 250,000,000 is not approved by the stockholders, this Proposal Four will be null and void.

The material terms of the Plan are summarized below.  A copy of the proposed amendments to the Plan is attached hereto as Exhibit B.  This summary of the Plan and the proposed amendments are not intended to be a complete description of the Plan.  This summary is qualified in its entirety by the actual text of the Plan and the proposed amendments to which reference is made.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents, and (vii) other stock-based awards.

The Plan currently authorizes 13,090,150 shares of common stock, plus a number of shares equal to the number of shares subject to outstanding grants under the Morgan Beaumont, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which, as of the Record Date, totaled 709,850 shares, subject to adjustment in certain circumstances as described below.  The Plan currently provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment in certain circumstances as described below.  Notwithstanding the foregoing, if the stockholders approve the amendment to the Plan to increase the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during the 2011 calendar year, such increased limit will apply for the 2011 calendar year and the 1,000,000 limit will apply for calendar years thereafter.

If and to the extent options (including options outstanding under the 2004 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards (including outstanding stock awards outstanding under the 2004 Plan), stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan.  Shares surrendered in payment of the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to grants under the Plan will become available again for issuance or transfer under the Plan.

Administration. The Plan will be administered and interpreted by the Compensation Committee of the Board (the “Compensation Committee”).  However, our Board will approve and administer all grants made to non-employee directors.  The Compensation Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan.  The Compensation Committee presently consists of Messrs. Hudgins and Terker, each of whom is a non-employee director of the Company.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan.  The Compensation Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of common stock that are subject to each grant.

Types of Awards.

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs.  Anyone eligible to participate in the Plan may receive a grant of NQSOs.  Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant.  The exercise price of options granted under the Plan must be equal to or greater than the last reported sale price of the underlying shares of Common Stock on the date of grant.  However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of Common Stock on the date of grant.

The Compensation Committee will determine the term of each option which shall not exceed ten years from the date of grant.  If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.  To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee will determine the terms and conditions of options, including when they become exercisable.  The Compensation Committee may accelerate the exercisability of any options.  If a grantee ceases to be employed by, or provide service to, us by reason of death or disability, all of the grantee’s options will become vested and exercisable in full at the time of the grantee’s death or disability.

The Compensation Committee will determine under what circumstances a grantee may exercise an option after termination of employment or service.  Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us.  If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us.  In each case described above, the Compensation Committee may specify a different option termination date, but in any event no later than the expiration of the option term.  If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.

A grantee may exercise an option by delivering notice of exercise to us.  The grantee will pay the exercise price and any withholding taxes for the option (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of common stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan.  The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards.  If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines.

The Compensation Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant.  Unless the Compensation Committee determines otherwise, a grantee will have the right to vote shares of common stock and to receive dividends paid on such shares during the restriction period.  The Compensation Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to us.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan.  Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share of common stock at a future date.  The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee.  If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.  Unless the Compensation Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan.  SARs may be granted in connection with, or independently of, any option granted under the Plan.  Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount for the SAR.  Payment will be made in shares of Common Stock.

The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of Common Stock on the date of grant of the SAR.  The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable.  The Compensation Committee may accelerate the exercisability of any SARs.  SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents in connection with stock units or other stock-based awards.  Dividend equivalents are payable in cash or shares of Common Stock and may be paid currently or accrued as contingent obligations.  The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards.  The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan.  These grants will be based on or measured by shares of Common Stock and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock.  The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation. The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below).  Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.  The Compensation Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or in part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Compensation Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.  After the announcement of our financial results for the performance period, the Compensation Committee will certify and announce the results for the performance period.  If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.

Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan.  The Compensation Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of common stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants.  Any fractional shares resulting from such adjustment will be eliminated.  In the event of a change of control, the provisions applicable to a change in control will apply.  Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control. Unless the Compensation Committee determines otherwise, effective upon the date of the change of control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Compensation Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of Common Stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate, or (iii) determine that outstanding options and SARS that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime.  A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order.  The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. The Plan provides that no previously granted option may be repriced by Compensation Committee, nor may the Board amend the Plan to permit repricing of such previously granted options, without approval of our stockholders.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.  The Plan will terminate on January 17, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.
Grants under the Plan.  The following grants were made to Named Executive Officers under the Plan:

•
On January 27, 2011, the Compensation Committee recommended to the Board and the Board approved the grant of stock options under the Plan to Mr. Welch, Raymond P. Springer, our Chief Financial Officer, and Daniel Davis, our Chief Technology Officer, who are the Named Executive Officers of the Company (the “2011 Executive Options”).  Messrs. Welch, Springer and Davis were awarded options to purchase 3,000,000, 900,000, and 900,000 shares of Common Stock, respectively, with a term of ten years at an exercise price of $0.50 per share.  The 2011 Executive Options will be treated as ISOs to the extent permitted by applicable regulations.  The 2011 Executive Options with will vest at the rate of 10% on April 27, 2011, and 10% will vest every three months thereafter on the 27th of that month beginning on July 27, 2011.  The 2011 Executive Options are granted subject to approval of Proposal Four by a majority of the Company’s stockholders at the Annual Meeting.

•
On January 28, 2010, the Compensation Committee recommended to the Board and the Board approved the grant of stock options under the Plan to Messrs. Welch, Springer and Davis (the “2010 Executive Options”).  Messrs. Welch, Springer and Davis were awarded options to purchase 5,003,279, 927,156, and 834,250 shares of Common Stock, respectively, with a term of ten years at an exercise price of $0.50 per share.  The 2010 Executive Options will be treated as ISOs to the extent permitted by applicable regulations.  The 2010 Executive Options with will vest at the rate of 10% on April 28, 2010, and 10% will vest every 3 months thereafter on the 28th of that month beginning on July 28, 2010.  The 2010 Executive Options were approved by a majority of the Company stockholders at the 2010 Annual Meeting.

•
On January 28, 2010, our Board resolved to amend the Plan to permit a one-time-only repricing to reduce the exercise prices for 2,003,615 incentive stock options previously granted under the Plan by the Company to eight of our executive officers (the “Repricing”), which reduced the exercise price of such incentive stock options from exercise prices averaging $2.35 per share to $0.50 per share, which was approved by of a majority of the Company’s stockholders at the 2010 Annual Meeting.  Using the Black-Scholes option pricing model, the aggregate value of the Repricing was computed to be $9,729.  Each of the grants described below in this section was affected by this Repricing.

•
On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Welch an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $1.00 per share (reduced to $0.50 per share in connection with the Repricing), which, using the Black-Scholes option pricing model, was valued at an aggregate of $143,840.  50,000 shares subject to the option vested on the first anniversary of the date of the grant and 50,000 shares subject to the option vested monthly over the 12 months beginning March 31, 2010.  The vesting of the remaining 150,000 shares was conditional on the Company having positive EBITDA in any month prior to September 30, 2009.  Because the Company did not meet certain EBITDA targets as of September 30, 2009, Mr. Welch forfeited his right to purchase 150,000 shares.  Accordingly, this option entitles Mr. Welch to purchase an aggregate of 100,000 shares at an exercise price of $1.00 per share.  This option was repriced at $0.50 per share as discussed above.

•
On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Springer an option to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, was valued at an aggregate of $28,768.  25,000 shares subject to the option vested on the first anniversary of the date of the grant.  The remaining 25,000 shares subject to the option vested monthly thereafter over the 12 months beginning March 31, 2010.  This option was repriced at $0.50 per share as discussed above.

•
On January 29, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Davis an option to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $1.02 per share, which, using the Black-Scholes option pricing model, was valued at an aggregate of $29,623.  15,000 shares subject to the option vested on the first anniversary of the date of the grant.  The remaining 25,000 shares vested monthly thereafter over the 12 months beginning March 31, 2010.  This option was repriced at $0.50 per share as discussed above.

•
On January 24, 2008, the Compensation Committee recommended to the Board and the Board approved the grant of stock options under the Plan to Messrs. Welch, Springer and Davis (the “2008 Executive Options”).  Messrs. Welch, Springer and Davis were awarded nonqualified stock options to purchase 95,000 shares of Common Stock, 45,000 shares of Common Stock and 22,500 shares of Common Stock, respectively, with a term of ten years and an exercise price of $4.00 per share.  Of the 2008 Executive Options granted to Messrs. Welch and Springer, 17/28ths of the shares vested on January 28, 2008, and the remaining shares vested at the rate of 1/28th on the last day of each calendar month thereafter.  Of the 2008 Executive Options with respect to Mr. Davis, 1/3rd of the shares vested on January 24, 2009, and the remaining shares vested at the rate of 1/36th on the 24th day of each calendar month thereafter for 24 months.  These 2008 Executive Options were repriced at $0.50 per share as discussed above.

•
On August 8, 2007, the Compensation Committee recommended to the Board and the Board granted an option to Mr. Davis to purchase 15,000 shares of Common Stock at an exercise price of $3.30 per share.  One third of the shares vested on August 8, 2008 and 1/24th of the remaining shares vested on the 8th day of each month following the first anniversary of the date of grant.  This option was repriced at $0.50 per share as discussed above.

•
On July 12, 2007, the Compensation Committee recommended to the Board and the Board granted options to Messrs. Welch and Springer to purchase 197,855 and 93,108 shares of Common Stock, respectively.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements, have an exercise price of $3.40 per share and were all vested as of December 31, 2008.  These options were repriced at $0.50 per share as discussed above.

•
On January 18, 2007, the Compensation Committee recommended to the Board and the Board granted options respectively to Messrs. Welch, Springer and Davis to purchase 603,416, 283,960 and 60,000 shares of Common Stock, respectively.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements, and have an exercise price of $1.50 per share and were all vested as of December 31, 2008.  Mr. Davis’s option is exercisable at $1.50 per share. One third of the shares subject to the option vested on January 18, 2008 and 1/36 of the shares subject to the option vested on the 18th day of each of the following 24 months.  This option was repriced at $0.50 per share as discussed above.

New Plan Benefits

Except with respect to the 2011 Option Awards, which are described above and set forth in the table below, grants under the Plan are made at the discretion of the Compensation Committee.  Therefore, other benefits and amounts that will be received or allocated under the Plan are not determinable at this time.

NEW PLAN BENEFITS
2007 OMNIBUS EQUITY COMPENSATION PLAN

Name and Position	Number of Shares Issuable Upon Exercise
Jerry R. Welch, Chief Executive Officer and Chairman of the Board	3,000,000
Raymond P. Springer, Chief Financial Officer	900,000
Daniel Davis, Chief Technology Officer	900,000
All current executive officers as a group (3 persons)	4,800,000
All current directors who are not executive officers as a group (4 persons)	-
All non-executive officer employees as a group (4 persons)	2,050,000
Total	6,850,000

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant.  The following description provides only a general description of the application of federal income tax laws to grants under the Plan.  This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the Plan.  Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold.  The tax rate applicable to capital gain will depend upon how long the grantee holds the shares.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)  If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)  If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant.  However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year.  Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it.  We intend that options and SARs granted under the Plan will be qualified performance-based compensation.  Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants.  We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations.  The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2007 OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE BY 7,000,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE AND TRANSFER UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN AND TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT SHALL BE SUBJECT TO GRANTS UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN TO ANY INDIVIDUAL DURING 2011 TO 3,000,000 SHARES (PROPOSAL FOUR).

PROPOSAL FIVE - RATIFICATION OF THE APPOINTMENT OF BAUMANN, RAYMONDO & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

On September 30, 2009, the Audit Committee of the Board (the “Audit Committee”) recommended to the Board and the Board resolved to hire Baumann, Raymondo & Company, P.A, and dismiss Kingery & Crouse, P.A. as our independent registered public accounting firm responsible for the independent audit of our financial statements for the fiscal year ended January 2, 2010. There were no disagreements between Kingery & Crouse, P.A. and the Company. A representative of Baumann, Raymondo & Company, P.A. is expected to be present at the Annual Meeting This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND RELATED FEES

For the fiscal years ended January 1, 2011 and January 2, 2010, Baumann, Raymondo & Company, P.A. billed the approximate fees set forth below:

	2010	2009
Audit Fees	$82,000	$113,500
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-

Audit Fees

The aggregate fees billed to us by Baumann, Raymondo & Company, P.A. for the performance of the integrated audit of our fiscal 2010 and fiscal 2009 consolidated financial statements as of January 1, 2011 and January 2, 2010, and the audit of our wholly owned subsidiary for the fiscal years ended January 1, 2011 and January 2, 2010, were approximately $82,000 and $113,500, respectively.

Audit-Related Fees

There were no audit-related fees.

Tax Fees

There were no tax-related fees.

All Other Fees

There were no other fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. We will not engage our independent registered public accounting firm to render audit or non-audit services unless (i) the service and the related fee are specifically approved in advance by the Audit Committee or (ii) the Audit Committee pre-approves specifically described types of services that are expected to be provided to us by our independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAUMANN, RAYMONDO & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011 (PROPOSAL FIVE)

CORPORATE GOVERNANCE

Board Matters

The Board has determined that Messrs. Hudgins, Harris and Swift are “independent” directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. In fiscal 2010, the Board met 6 times. Each director attended over 75% of the Board meetings and attended all applicable committee meetings in fiscal 2010. Directors are not expected to attend the Annual Meeting of stockholders. None of the Directors attended our annual meeting last year.

Committees of the Board of Directors

The Board has a standing Audit Committee and a standing Compensation Committee.

Audit Committee

The primary function of the Audit Committee as stated in its charter is to assist the Board in fulfilling its oversight responsibilities relating to monitoring the quality, reliability and integrity of our external financial reporting process, the adequacy of our internal controls particularly with respect to our compliance with legal and regulatory requirements and corporate policy, and the independence and performance of our registered public accounting firm who is ultimately accountable to, and must report directly to, the Audit Committee. The Audit Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab, without charge.

The Audit Committee met four times in fiscal year 2010. The current members of the Audit Committee are Messrs. Ernest Swift, Chairman, and Don Harris.  Both members of the Audit Committee are “independent” as independence is defined in Rule 4200(a)(15) of the NASD listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. Mr. Swift has been determined by the Audit Committee to be an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

Compensation Committee

The purpose of the Compensation Committee is to assist the Board in its entirety in carrying out its responsibilities with respect to (a) employee compensation programs, (b) executive compensation programs, and (c) director compensation programs.  The Compensation Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab, without charge.

The current members of the Compensation Committee are Messrs. Joseph Hudgins, Chairman and Bruce Terker.  Messrs. Hudgins and Terker are independent within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the SEC and the NASD, respectively.  The Compensation Committee met one time during the 2010 fiscal year.

Director Nomination Process

We do not have a standing nominating committee or a charter with respect to the nominating process.  The Board believes that it is not necessary to have such a committee because its size and composition allow it to adequately identify and evaluate qualified candidates for directors.  By resolution, the Board has adopted a policy regarding director nominations.  Under this policy, a majority of our independent directors, within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the SEC and the NASD, respectively, consider and recommend to the whole Board the potential director nominees.  Our independent directors standing for re-election are Messrs. Harris, Hudgins, Swift and Terker.

The Board will consider any candidate proposed in good faith by a shareholder.  To do so, the Board has adopted a resolution that requires a shareholder to timely submit to our secretary at the address set forth on the first page of this Proxy Statement the following:

●	the candidate’s name and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;
●	information about the relationship between the candidate and the nominating shareholder;
●	the consent of the candidate to serve as a director; and
●	proof of the number of shares of our Common Stock that the nominating shareholder owns and the length of time the shares have been owned.

To be timely, a shareholder’s nomination must be delivered to our Corporate Secretary at least 120 days before the anniversary date on which we first mailed our proxy materials for our prior year’s annual meeting of shareholders.

In considering candidates for nomination, the Board shall seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others.  Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background.  In determining whether to nominate a current director for re-election, the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.

Although no formal diversity policy is in place, in performance of its nominating duties, the Board believes that the backgrounds and qualifications of the, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.  Therefore, the Board considers diversity in identifying nominees for directors.  In this regard, the Board views diversity in a broad sense, including on the basis of business experience, public service experience, gender and ethnicity.

Ethics Policy for Senior Officers

The Board has adopted an ethics policy for our senior officers, including our chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the ethics policy for senior officers can be obtained from our Internet web site at http://www.nfinanse.com, under the “Corporate Governance” tab, without charge.

Board Role in Risk Oversight

The Board regularly and continually receives information intended to apprise the Board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces.  Oversight of risk is an evolving process in which management continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization.  The Board actively encourages management to continue to drive this evolution. While the Board Directors has responsibility for oversight of the Company’s risk management practices, the Audit and Compensation Committees of the Board also have risk management oversight responsibilities. In particular, the Audit Committee focuses on financial risk, including internal controls. The Audit Committee receives reviews and discusses regular reports from management concerning risk assessment and risk management policies and practices and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company’s strategy and are functioning as expected.

In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long term business strategy and objectives. To meet its obligations under the SEC’s Enhanced Disclosure Rules, the Company undertook a process to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company. We concluded that it is not likely that our compensation policies will have such an effect.

Board Leadership Structure

The Chairman of our Board is also our Chief Executive Officer.  Our Board does not have a lead independent director.  We recognize the importance of independent Board leadership, and the Board’s guidelines require that the Board be composed of a majority of directors who qualify as independent directors under the applicable rules of Nasdaq and the SEC.  As Chief Executive Officer, Mr. Welch has responsibility for the day-to-day operation of the Company and for implementing the Company’s strategy.  Because the performance of the Company is an important part of the discussion at Board meetings, it is logical for Mr. Welch to chair this discussion.  Our Chairman and Chief Executive Officer roles are combined, which we believe provides a single point of accountability for the strategic direction of the Company.  In addition, we believe this facilitates more unified direction from the Board and senior management.  Messrs. Hudgins, Harris and Swift are independent directors, which provides for impartiality in Board decisions.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information regarding the compensation for fiscal 2010 and 2009 of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry R. Welch, Chief Executive Officer and Director	2010 2009	278,000 285,576	- -	- -	457,866 58,253	- -	- -	22,236 21,176	758,105 365,005
Raymond P. Springer Chief Financial Officer	2010 2009	200,000 207,692	- -	- -	84,839 29,145	- -	- -	17,928 20,538	302,767 257,375
Daniel Davis, Chief Technology Officer	2010 2009	200,000 207,963	- 40,000	- -	76,338 29,925	- -	- -	23,047 22,057	299,395 299,945

(1)           On January 28, 2010, the Compensation Committee recommended to the Board and the Board granted to Messrs. Welch, Springer and Davis 5,003,279, 927,156 and 834,250 stock options, respectively, at an exercise price of $0.50 per share, which, using the Black-Scholes option pricing model,  were valued at $457,866, $84,839 and $76,338, respectively. The options vest 10% on April 28, 2010 and each full quarter thereafter until fully vested.

On January 4, 2010, the Compensation Committee recommended to the Board and the Board resolved to amend Stock Option agreements previously awarded to Messrs. Welch, Springer and Davis totaling 996,271 shares, 472,844 shares and 165,750 shares, respectively. The amendment  of each agreement reduces the  exercise price of such agreements to $0.50 per share, which, using the Black-Scholes option pricing model, increases the aggregate value of the options to each officer by $7,972, $3,761 and $1,849, respectively. No other provisions of these stock option grants were modified.

On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Welch 250,000 stock options at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $143,840. Options to purchase 50,000 shares will fully vested on the anniversary date of the grant and 50,000 options vest ratably over the 12 months beginning March 31, 2010. Of the final 150,000 options, 75,000 vested on the first anniversary date of the grant and 75,000 vest ratably over the 12 months beginning March 31, 2010, provided the Company has positive EBITDA in any month prior to September 30, 2009. The Company did not achieve positive EBITDA in any month prior to September 30, 2009 and thus Mr. Welch forfeited these options.

On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Springer 50,000 stock options at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $28,792.  The options become fully vest in two years, with one half vesting on the anniversary date of the grant and 1/12 of the remaining grant vest monthly thereafter.

On January 29, 2009 , the Compensation Committee recommended to the Board and the Board granted to Mr. Davis 30,000 stock options at an exercise price of $1.02 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $29,623. The options fully vest in two years, one half vests on the anniversary date of the grant and 1/12 of the remaining grant vest monthly thereafter.

In addition, Mr. Davis received a cash bonus on February 13, 2009 of $40,000 based on his agreement to remain in the employment of the Company through January 31, 2010.

“All Other Compensation” includes the amounts paid to or on behalf of each executive for health insurance, auto reimbursement, if any, imputed group term life insurance premiums and matching on our 401-K plan.

Other Compensation-Related Events in Fiscal Year 2011

On January 27, 2011, the Compensation Committee recommended to the Board and the Board granted to Messrs. Welch, Springer and Davis 3,000,000,  900,000 and 900,000 stock options, respectively, at an exercise price of $0.50 per share, which, using the Black-Scholes option pricing model, were valued at $274,515 $82,354 and $82,354, respectively.  The options vest 10% on April 27, 2011 and 10% at the end of each fiscal quarter thereafter until fully vested. The stock options are granted subject to approval of Proposal Four by the Company stockholders at the Annual Meeting.

Outstanding Equity Awards at Fiscal Year-End – 2010

            The following table provides details regarding outstanding equity awards for the named executive officers at January 1, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jerry R. Welch, Chief Executive Officer	1,501,119 91,667 95,000 197,855 603,416	3,502,610(1) 8,333(2) - - -	- - - - -	$0.50 $0.50 $0.50 $0.50 $0.50	01/27/2020 02/22/2019 01/24/2018 7/11/2017 1/7/2017	- - - - -	- - - - -	- - - - -	- - - - -

Raymond P. Springer, Chief Financial Officer	278,147 45,833 500 45,000 93,108 283,986	649,009(1) 4,167(2) 250(3) - - -	- - - - - -	$0.50 $0.50 $0.50 $0.50 $0.50 $0.50	01/27/2020 2/22/2019 12/16/2018 1/24/2018 7/11/2017 1/7/2017	- - - - - -	- - - - - -	- - - - - -	- - - - - -

Daniel W. Davis, Chief Technology Officer	250,275 28,750 500 21,875 15,000 60,000 17,500 20,000	583,975(1) 1,250(2) 250(3) 625(4) - - - -	- - - - - - - -	$0.50 $0.50 $0.50 $0.50 $0.50 $0.50 $0.50 $0.50	01/27/2020 1/28/2019 12/16/2018 1/24/2018 8/7/2017 1/17/2017 6/30/2011 7/17/2010	- - - - - - - -	- - - - - - - -	- - - - - - - -	- - - - - - - -

(1)	The options vested 10% on April 28, 2010 and vests 10% every three months thereafter until fully vested.
(2)	The options vested 50% on January 29, 2010 and 1/12th each month for the following year.
(3)	The options vested 1/3 on December 16, 2009 and 1/24 of the remaining grant vests monthly thereafter.
(4)	The options vested 1/3 on January 24, 2009 and 1/24 of the remaining grant vests monthly thereafter.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The employment agreement with our Chief Executive Officer, Jerry R. Welch, had an initial term from September 5, 2006 to December 31, 2008 and provides him with a current annual salary of $275,000. The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, at the time of his employment, Mr. Welch received the option to purchase approximately 603,400 shares of our Common Stock at an exercise price of $1.50 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $845,000. As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested. The grant was equal to 4.25% of the total of our then outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options).

On July 12, 2007, Mr. Welch was awarded 197,855 stock options at an exercise price of $3.40 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $619,000.  As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested.   The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued in the Company’s June 29, 2007 offering of Common Stock.

The employment agreement with our Chief Financial Officer, Raymond Springer, has an initial term from September 5, 2006 to December 31, 2008 and provides him with a current annual salary of $200,000. The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement.  Additionally, at the time of his employment, Mr. Springer received the option to purchase approximately 284,000 shares of our Common Stock at an exercise price of $1.50 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $400,000. As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested.  This grant was equal to 2.0% of the total of our then outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares).

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at an exercise price of $3.40 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $291,000.  As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested.  The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued in the Company’s June 29, 2007 offering of Common Stock.

To the extent the options described above are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

COMPENSATION OF DIRECTORS - 2010

The following summary compensation table sets forth information concerning compensation for our Board of Directors for the year ended January 1, 2011.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Joseph D. Hudgins (1)	2010	30,500	-	4,971	-	-	-	35,471
Donald A. Harris	2010	31,250	-	4,971	-	-	-	36,221
Bruce E. Terker	2010	30,500	-	4,971	-	-	-	35,471
Ernest W. Swift (1)	2010	32,000	-	4,971	-	-	-	36,971

(1)  Messrs. Hudgins and Swift are not running for re-election at the Annual Meeting.
Director Compensation

Nonemployee directors were paid a quarterly stipend of $6,250 in fiscal 2010, $750 per meeting attended and $500 per committee meeting attended.  In addition, each nonemployee director is entitled to receive annual option grants to purchase shares of Common Stock. These grants are typically made immediately following the Annual Meeting with an exercise price equal to the fair market value on the date of grant. For fiscal year 2010, these grants were not made until July 20, 2010 in the amount of 45,000 shares to each of the nonemployee directors with an exercise price equal to $0.50 per share.  The closing price of our Common Stock on June 10, 2010, the date of the 2010 Annual Meeting, was $0.10  and the closing price on July 20, 2010, the date of the grant, was $0.07.  Using the Black-Scholes option pricing model, each grant is valued at approximately $4,025. For fiscal year 2009, these grants were made February 10, 2010 for 10,000 shares to each of the nonemployee directors with an exercise price equal to the closing price of our Common Stock on May 14, 2009 or $0.75 per share. The closing stock price on February 10, 2010 was $0.10 per share. Using the Black-Scholes option pricing model, each grant is valued at approximately $946.  For fiscal 2010, Mr. Terker and Mr. Harris agreed to have all director compensation paid in the form of stock options. For fiscal 2011, all nonemployee directors have agreed to be compensated in either Common Stock or stock options in lieu of cash.

During fiscal year 2010, our Board met 6 times.  The Audit Committee meets at least quarterly and the Compensation Committee meets as often as they deem necessary.

EQUITY COMPENSATION PLANS

The following table provides information concerning our equity compensation plans as of January 1, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,474,605	$ 0.77	1,325,395
Equity compensation plans not approved by security holders	--	--	--
Total	12,474,605	$ 0.77	1,325,395

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a formal written charter and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the NASD.  The Audit Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab.

In accordance with that charter and the independence criteria prescribed by applicable law and the rules and regulations of the SEC for audit committee membership, all of the members of the Audit Committee are independent directors as defined in NASD Marketplace Rule 4200(a)(15). Mr. Ernest Swift has been designated by the Board as an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

The purposes of the Audit Committee are described in this Proxy Statement under the caption “Corporate Governance” and in the charter of the Audit Committee. In particular, it is our duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 with the Company’s management and also with Baumann, Raymond & Company, P.A., the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has also discussed with Baumann, Raymondo & Company, P.A. the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 114, as amended. Furthermore, the Audit Committee has received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts Independence Standards Board Standard No. 1 (independence discussions with audit committees), and has considered with Baumann, Raymondo & Company, P.A. whether the provision of non-audit services to the Company would be compatible with the auditors’ independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s earnings releases before issuance and the Annual Report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

In reliance on these reviews, discussions and reports, the Audit Committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 for filing with the SEC.

Date:  March 31, 2011

/s/ Ernest Swift, Chairman
/s/ Donald Harris

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Shares of Series D Preferred Stock, Shares of Series E Preferred Stock and Notes to Holders of 5% or More of our Securities and their Affiliates

Original Loan and Security Agreement and Amended Loan and Security Agreement

On June 10, 2008 the Company and its wholly owned subsidiary, nFinanSe Payments Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement (the “Original Loan Agreement” or “OLA”) and on November 26, 2008 entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer Investment, Ltd., Porter Partners, L.P. and Trellus Partners, L.P. (collectively, the “Lenders”).  The Original Loan Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 with the Borrowers’ obligations secured by a lien on substantially all of the Company’s assets.  Loans under the Original Loan Agreement (“Term Loans”) were to be used solely to make payments to card-issuing banks for credit to stored value cards.  The Amended and Restated Loan Agreement modified the Original Loan Agreement by establishing a sub-commitment of $3,400,000, pursuant to which each Lender (the “Accommodation Loan Lenders”), in its sole discretion, may advance funds (each, an “Accommodation Loan”) that may be used by the Company for working capital expenditures, working capital needs and other general corporate purposes of the Company.
The Lenders received warrants dated July 21, 2008 entitling the Lenders to purchase up to an aggregate of 1,007,500 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.

As further consideration for providing the Accommodation Loans, the Company issued warrants (the “Accommodation Loan Warrants”) to the Accommodation Loan Lenders which entitle the Accommodation Loan Lenders to purchase that number of shares of Common Stock equal to 50% of the amount of such Accommodation Loans, at a per share price of $1.00, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.

On February 3, 2009, as consideration for providing commitments to the funding of the aforementioned Accommodation Loans, the Company amended certain warrant agreements held by the Accommodation Lenders such that the exercise prices of the warrants were reduced to $1.00 from stated exercise prices ranging from $2.00 to $2.30.

Accommodation Loan Notes

During the period from November 26, 2008 through March 31, 2009, the Company drew $3.4 million of Accommodation Notes under the Amended and Restated Loan Agreement and concurrently issued to the Accommodation Loan Lenders warrants entitling them to purchase an aggregate of 1,700,000 shares of Common Stock at an exercise price of $2.00 per share with an expiration date one year from issuance. In addition, the warrants issued to the Accommodation Loan Lenders under the Original Loan Agreement were re-priced from $2.30 to $1.00.  The values of the warrants were recorded as deferred financing costs and were being amortized to non-cash interest expense over a twelve-month period beginning in December 2008. In August 2009, the Accommodation Loans were exchanged for Series D Preferred Stock.  The unamortized balance of deferred financing costs as of the exchange date was recorded to additional paid-in-capital.  These warrants were subsequently re-priced to $0.01in connection with the Company’s August 2009 offering of Series D Preferred Stock.

Term Loan Notes

During the period from May 7, 2009 through August 7, 2009, the Company issued $2 million of term notes to several of our 5% or more stockholders. In connection with these term notes, the Company issued warrants to Trellus Partners, LP, Mr. Bruce Terker, Porter Partners, LP, 5 Star Partnership and Mr. Robert Berlacher, which, in the aggregate, entitled such lenders to purchase an aggregate of 6,666,666 shares of Common Stock at a per share price of $0.30, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The value of the warrants was recorded to additional paid-in-capital as they were exchanged for Series D Preferred Stock.  These warrants were subsequently re-priced to $0.01 in connection with the August 2009 offering of Series D Preferred Stock.

Series D Convertible Preferred Stock Offering

During the period from August 21, 2009 through December 1, 2009, we entered into a series of purchase agreements and exchange agreements with certain accredited investors, including Mr. Harris and Mr. Terker, under which the Company ultimately issued and sold for an aggregate purchase price of $12,995,514 an aggregate of (i) 433,184 shares of Series D Preferred Stock and (ii) warrants to purchase 43,318,400 shares of Common Stock at an exercise price of $0.01 per share.  In addition, all warrants held by participating investors were amended such that the exercise price per share of such investor’s warrants was reduced to $0.01 per share, if they invested at least $250,000 and to $0.30 per share if they invested between $100,000 and $249,999. The $12,995,514 purchase price consisted of $7,301,616 in cash and the exchange of term notes, Accommodation Loans and accrued interest payable thereon of $5,693,898.

Series E Convertible Preferred Stock Offering

On June 29, 2010, the Board approved an offering of up to $5,000,000 of Series E Preferred Stock at a purchase price of $1.50 per share.  On July 3, 2010, the Company entered into Securities Purchase Agreements, as amended by addendums to the Securities Purchase Agreements dated as of July 3, 2010 (as amended, the “2010 Purchase Agreements”), with several institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company issued 333,334 shares of its Series D Preferred Stock.  Pursuant to the 2010Purchase Agreements such shares were exchanged for 333,334 shares of Series E Preferred Stock on July 8, 2010 (the date on which the Statement of Designations, Rights and Preferences of the Series E Preferred Stock was filed with the Secretary of State of the State of Nevada for an aggregate cash purchase price of $500,001.  On August 10, 2010 and September 7, 2010, September 30, 2010, November 24, 2010 and December 31, 2010, the Company reported that it had entered into Securities Purchase Agreements with certain other institutional and accredited investors, pursuant to which the Company issued 400,000 shares, 1,116,670 shares, 606,167 shares, 366,666 shares and 583,334 shares of Series E Preferred Stock for aggregate cash purchase prices of $600,000, $1,675,000, $909,250, $550,000 and $875,000, respectively.

As of January 1, 2011, the Company has issued 3,406,171 shares of its Series E Preferred Stock for an aggregate cash purchase price of $5,109,250.

Amendment of certain Warrant Agreements

On February 13, 2010, the Company amended warrants beneficially held by Mr. Bruce Terker, a member of our Board, to remove the blocker provisions and, in the case of warrants received in connection with the Series D Preferred Stock offering, the provision that limited the ability to exercise the warrants until the first anniversary of their issuance. Concurrently, the Company amended the warrants received in connection with the Series D Preferred Stock offering beneficially held by Mr. Donald A Harris, a member of our Board, to remove the provision that limited the ability to exercise the warrants until the first anniversary of their issuance. On March 16, 2010, Mr. Terker exercised 11,109,308 warrants on a cashless basis and received 9,998,377 shares of Common Stock. On March 23, 2010, Mr. Harris exercised 1,703,146 warrants and paid $17,031.46 in cash.

The following table sets forth as of March 31, 2011 the loan advances made on the Original Loan Agreement and warrants to purchase shares of Common Stock issued in connection with the Accommodation Loans and warrants issued in connection with Accommodation Loans, Term Loans and warrants issued in connection with Term Loans, shares of Series D Preferred Stock and warrants sold on August 21, 2009, and shares of Series E Preferred Stock sold in the second half of fiscal 2010, all which was sold to our 5% stockholders and their affiliates.  Mr. Bruce Terker, one of our directors, beneficially owns the shares held by Ballyshannon Partners L.P. and Ballyshannon Family Partnership, L.P.  Mr. Donald A. Harris, one of our directors, beneficially owns the shares held by Five Star Partnership, L.P.

Name	Accommodation Loans under the OLA	Warrants issued in connection with the OLA	Warrants issued in connection with Accommodation Loans	Term Loans	Warrants issued in connection with the Term Loans	Shares of Series D Preferred Stock	Warrants issued in connection with the Series D	Shares of Series E Preferred Stock
Northwood Capital Partners, LP				$450,000	1,499,999	242,449	2,424,490	533,335
Porter Partners, LP	$500,000	162,500	250,000	$171,000	570,000	719,633	7,196,330	346,666
Ballyshannon Partners, LP	$300,000	32,500	150,000	$693,000	2,310,000	607,177	6,071,770	266,667
Ballyshannon Family Partnership, LP	$100,000	32,500	50,000	$200,000	666,666	102,363	1,023,630	33,333
Bruce E. Terker	$400,000	65,000	200,000	$993,000	3,309,999	755,179	7,551,790	305,167
Trellus Partners, LP	$2,000,000	455,000	1,000,000	$286,000	953,333	1,139,446	11,394,460	666,667
5 Star Partnership, LP				$100,000	333,333	122,398	1,223,980	238,334
Wistar Morris						133,333	1,333,330
Peter C. Morse						166,666	1,666,660	166,667
George Stone								166,666
Randall Katchis								166,666
Gary L. Knutsen						66,667	666,670	100,000
Richard Worley						50,000	500,000	83,333
Douglas Rosenberg								333,333
Thomas Curtin						83,333	833,330	166,667

Placement Agent Arrangement

Emerging Growth Equities, Ltd.(“ EGE”) acted as placement agent for the August 21, 2009 sale of Series D Preferred Stock and received a fee of $34,000.  EGE also acted as placement agent for the sale of Series E Preferred Stock and received a fee of $23,750. Robert A. Berlacher, a former member of the Board and a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or EGE related to the Company’s sale of Series D Preferred Stock and warrants or the sale of the Series E Preferred Stock. Mr. Bruce Terker, a member of our Board, controls two entities that are investors in EGE Holdings, Ltd.

Other Related Party Transactions

Collateral, in the form of a $500,000 letter of credit arranged by Mr. Jeffrey Porter, was issued by a bank and placed with the insurance company that provides performance bonds to various states in connection with our money transmitter licenses.  The aggregate face value of the bonds is approximately $12 million. Mr. Porter receives 2% of the face amount of the letter of credit each quarter as compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our executive officers and persons who own more than 10% of our Common Stock to file initial reports of ownership (Form 3) and reports of changes in ownership of our Common Stock (Forms 4 and 5) with the SEC. These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from such, we believe that during our fiscal year ended January 1, 2011, certain reports on Forms 3 and 4 were filed late.  The following filings on Forms 3 and 4 represent late filings.

•	Jerry R. Welch: Form 4 filed on January 4, 2010 represents late filings for reports that should have been filed on December 30, 2009.
•	Bruce E. Terker: Form 4 filed on March 8, 2010 represents late filings for reports that should have been filed on June 17, 2008.
•	Bruce E. Terker: Form 4 filed on May 24, 2010 represents late filings for reports that should have been filed on February 12, 2010.
•	Joseph D. Hudgins: Form 4 filed on May 28, 2010 represents late filings for reports that should have been filed on February 12, 2010.
•	Ernest W. Swift: Form 4 filed on June 16, 2010 represents late filings for reports that should have been filed on February 12, 2010.
•	Jerry R. Welch: Form 4 filed on July 22, 2010 represents late filings for reports that should have been filed on February 1, 2010.
•	Raymond P. Springer: Form 4 filed on July 22, 2010 represents late filings for reports that should have been filed on February 1, 2010.
•	Jerome A. Kollar: Form 4 filed on July 22, 2010 represents late filings for reports that should have been filed on February 1, 2010.
•	Daniel W. Davis: Form 4 filed on July 22, 2010 represents late filings for reports that should have been filed on February 1, 2010.
•	Bruce E. Terker: Form 4 filed on August 2, 2010 represents late filings for reports that should have been filed on July 26, 2010.
•	Ernest W. Swift: Form 4 filed on August 2, 2010 represents late filings for reports that should have been filed on July 26, 2010.
•	Joseph D. Hudgins: Form 4 filed on August 2, 2010 represents late filings for reports that should have been filed on July 26, 2010.
•	Donald A. Harris: Form 4 filed on August 5, 2010 represents late filings for reports that should have been filed on July 26, 2010.
•	Raymond P. Springer: Form 4 filed on August 6, 2010 represents late filings for reports that should have been filed on August 4, 2010.
•	Bruce E. Terker: Form 4 filed on October 8, 2010 represents late filings for reports that should have been filed on July 27, 2010.
•	Donald A. Harris: Form 4 filed on October 20, 2010 represents late filings for reports that should have been filed on August 25, 2009.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2012 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion in our proxy statement for our 2012 Annual Meeting of Stockholders, stockholder proposals must be prepared in accordance with the SEC’s proxy rules and received by our Corporate Secretary no later than December 2, 2011.

OTHER MATTERS

The cost of soliciting proxies will be borne by us. Proxies may be solicited by certain of our officers and employees personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

Although we know of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, we intend to avail ourselves, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any stockholder proposals presented at the meeting of which we have not received notice at least 45 days before the anniversary of the date on which we first mailed our proxy materials for last year’s annual meeting. We received no notice of any stockholder proposal by such date.

We may deliver only one copy of this Notification to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement. Stockholders residing at the same address may request delivery of only one copy of the Notification by directing a notice to our Secretary at our offices set forth on page 1 of the Proxy Statement. We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should also be directed to our Secretary at our offices set forth on page 1 of this Proxy Statement.

Electronic versions of our Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2010 are available at the SEC's website at http://www.sec.gov.  Additionally, upon request, we will furnish to record and beneficial holders of our common shares, free of charge, a copy of our Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2010. All requests should be directed to our Secretary at our offices set forth on page 1 of this Proxy Statement.

Front Side of Proxy

NFINANSE INC. ANNUAL MEETING MAY 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond P. Springer, with power to appoint his substitute, as proxy of the undersigned and authorizes him to represent and vote, as designated below, all the shares of Common Stock of nFinanSe Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held on May 25, 2011, or any adjournment or postponement thereof.

This proxy will be voted in the manner directed herein and in accordance with the accompanying Proxy Statement.  Receipt of the Proxy Statement is hereby acknowledged.  If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5, which are being proposed by the Board of Directors of nFinanSe Inc.

The Board of Directors recommends that you vote FOR the approval of Proposals 1, 2, 3, 4, and 5.

(TO BE SIGNED ON THE REVERSE SIDE)

Back Side of Proxy

PLEASE MARK, DATE AND SIGN THIS PROXY

1.
To consider the election of three (3) directors to Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One):

NOMINEES: Jerry R. Welch, Bruce E. Terker and Donald A. Harris

	___ FOR ALL NOMINEES	___ WITHHOLD ALL NOMINEES

WITHHOLD for the following nominees only: (In the space provided below, write in the name of the nominee(s) for whom you wish to WITHHOLD:

2.
To consider and vote upon a proposal to amend nFinanSe Inc.'s Articles of Incorporation to increase the authorized shares of nFinanSe Inc.'s common stock, par value $0.001, from 200,000,000  to 250,000,000 (Proposal Two)

	___ FOR	___ AGAINST	___ ABSTAIN

3.
To consider and vote upon a proposal to amend  nFinanSe Inc.’s Articles of Incorporation to increase the number of shares of nFinanSe Inc.’s “blank check” Preferred Stock, par value $0.001, from 25,000,000 to 35,000,000 (Proposal Three)

	___ FOR	___ AGAINST	___ ABSTAIN

4
To consider the approval of the amendments to the 2007 Omnibus Equity Compensation Plan to increase by 7,000,000 shares the number of shares of Common Stock authorized for issuance and transfer under the 2007 Omnibus Equity Compensation Plan and to increase the maximum aggregate number of shares of common stock that shall be subject to grants under the 2007 Omnibus Equity Compensation Plan to any individual during 2011 to 3,000,000 shares (Proposal Four)

	___ FOR	___ AGAINST	___ ABSTAIN

5.
To consider the ratification of the appointment of Baumann, Raymondo & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011 (Proposal Five).

	___ FOR	___ AGAINST	___ ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  The signature must be that of the stockholder himself, herself or itself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign the full partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated:_______________, 2011	(IMPORTANT: Please insert date.)

INDIVIDUAL OR JOINT HOLDER:		CORPORATE OR PARTNERSHIP HOLDER:

Signature:	__________________________	Company Name:	___________________________

Print Name Here:	__________________________	Signature:	___________________________
		Name:	___________________________
Signature (if jointly held):	__________________________	Title:	___________________________

Print Name Here (if jointly held):	__________________________

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
NFINANSE INC.

The articles have been amended as follows:

3. SHARES: The number of shares the corporation is authorized to issue is:

(i)	250,000,000 shares of common stock with a par value of $0.001 per share; and
(ii)	35,000,000 shares of preferred stock with a par value of $0.001 per share. The corporation may issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of the corporation's board of directors. The preferred shares may have special rights and preferences which may include special voting rights, special rights with respect to the payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the corporation's board of directors may determine. These rights and preferences will be determined by the corporation's board of directors at the time of issue.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation as amended, to be signed by Jerry R. Welch, its Chief Executive Officer, this _____ day of ________, 2011.

NFINANSE INC.

By:	________________________
Name:	Jerry R. Welch
Title:	Chief Executive Officer

EXHIBIT B

1.	The first sentence of Section 4(a) of the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”) is hereby amended and restated in its entirety to read as follows:
“Subject to adjustment described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 20,800,000 shares, which include 709,850 shares subject to outstanding grants under the 2004 Plan as of the Effective Date, all of which may be used for grants of Incentive Stock Options.”

2.	Section 20 of the Plan is hereby amended and restated in its entirety to read as follows:
“Section 20.  2011 Grants to Individuals.  Notwithstanding the restrictions regarding Grants to any individual set forth in Section 4(b), the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during the 2011 calendar year shall be 3,000,000 shares.  On January 27, 2011, subject to stockholder approval, the Board approved a Grant of 3,000,000 option shares to Jerry Welch (the “Welch Grant”), the Company’s Chief Executive Officer and Chairman of the Board.  At the Company’s annual meeting on May 25, 2011, stockholder approval of the Welch Grant was obtained.  The restrictions regarding Grants to any individual for years after the 2011 calendar year shall be as set forth in Section 4(b).”